Exhibit 99.1

Tauriga Sciences Inc. Completes $800,000 USD Equity Private Placement Priced at 6 Cents per Share

NEW YORK, March 31, 2014 (GLOBE NEWSWIRE) -- Tauriga Sciences Inc. (OTCQB:TAUG) or ("Tauriga" or "the Company"), a diversified life sciences company with key assets that include active license agreements, interests in a topical medicinal cannabis company, and a proprietary microbial fuel cell technology, has today announced the completion of a $800,000 USD equity private placement at a price of 6 cents per share ("$0.06") to various accredited investors. There were no warrants or registration rights offered in conjunction with this private placement financing. The shares issued pursuant to this private placement are "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended.

The proceeds from this financing will be used for working capital purposes and the commercialization efforts of Pilus Energy's microbial fuel technology platform. The Company does not anticipate that these proceeds will be needed for the closing of its pending acquisition of Honeywood LLC ("Honeywood").

Tauriga's CEO, Dr. Stella M. Sung, stated "Tauriga is pleased to have completed this important private placement during this truly exciting period for the Company. We have previously entered into a separate definitive share purchase agreement for $1,000,000 USD to complete the pending Honeywood acquisition, the closing of which is based on certain previously disclosed conditions. Therefore we believe these funds will enable us to accelerate both the commercialization efforts of Pilus Energy and the development of the NuclearBot technology, specifically designed for the nuclear industry."

The Company will file a Form 8K within the next few business days to fully disclose the specifics of this private placement.

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. (OTCQB:TAUG) is a diversified company focused on generating profitable revenues through license agreements and the development of a proprietary technology platform in the nano-robotics space. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company's business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. On January 28, 2014 the Company completed its acquisition of Cincinnati, Ohio based Pilus Energy LLC ("Pilus Energy"), the developer of a proprietary synthetic biology powered microbial fuel cell technology that creates electricity while consuming polluting molecules from wastewater. The Company's corporate websites can be found at (www.tauriga.com) and (www.pilusenergy.com).

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.